Exhibit 23.2

        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 30, 2002 accompanying the financial statements of Alph-Net Consulting Group, Ltd., appearing in the current report on form 10-KSB, filed with the securities and exchange commission on February 15, 2002, which is incorporated by reference in this Form SB-2 registration statement. We consent to the incorporation by reference in the registration statement of the aforementioned report.



                             /s/ Robison, Hill & Company
                             Robison, Hill & Company
                             Salt Lake City, Utah
                             February 28, 2002